FIFTH AMENDMENT TO CREDIT AGREEMENT
AND LOAN DOCUMENTS

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of September 20, 2018 (the "Fifth Amendment Effective Date"), by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower"), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to a Credit Agreement dated April 29, 2016, as amended by a First Amendment to Credit Agreement and Loan Documents dated October 28, 2016, a Second Amendment to Credit Agreement and Loan Documents dated effective as of July 31, 2017, a Third Amendment to Credit Agreement and Loan Documents dated effective as of March 26, 2018, and a Fourth Amendment to Credit Agreement and Loan Documents dated effective as of August 8, 2018 (as so amended, and as further amended from time to time, the "Agreement"), providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith (the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents");

WHEREAS, each Borrower reaffirms, ratifies and confirms the Loan Documents and the Indebtedness as valid and binding. Each Borrower acknowledges that Lenders have duly performed all of its obligations under the Loan Documents;

WHEREAS, pursuant to Section 2.10 of the Agreement, the US Borrower may request the current Lenders increase their Revolving Credit Commitment Amounts, in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrowers, Lenders and Agent desire to make certain amendments and modifications to the Agreement and Loan Documents as set forth herein, including without limitation the temporary increase by certain Lenders of their Revolving Credit Commitment Amounts.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Agreement.

2.Amendments to Agreement.

(a)Definitions. The following definitions are hereby amended and restated in their entirety under, or added to, Section 1.1 of the Agreement, as applicable, to read as follows:

"Increasing Lenders" shall mean those Lenders that have elected to participate in the Temporary Increase to the US Borrower.

"Revolving Credit Aggregate Commitment" shall mean Thirty-Two Million Five Hundred Thousand and 00/100 Dollars ($32,500,000.00), reducing to Thirty Million and 00/100 Dollars ($30,000,000.00) after the Reduction Date.
"Temporary Increase" shall mean the temporary increase of the Revolving Credit Commitment Amounts for the Increasing Lenders in the aggregate amount of $2,500,000.00, resulting in the Revolving Credit Commitment Amounts reflected in Part B of Annex I of the Agreement.
(b)Increase in Revolving Credit Commitments.

(i)The Borrowers have requested, and the Lenders have agreed, subject to the terms and conditions set forth in the Agreement (including without limitation, the conditions in Section 2.10(a) of the Agreement, as amended by this Amendment), that the Revolving Credit Commitment Amounts for each Lender shall be equal to the amounts set forth in Part B of Annex I of the Agreement, as amended by this Amendment, through October 31, 2018 (the "Reduction Date"), at which point each Lender's Revolving Credit Commitment Amount shall be equal to the levels specified in Part A of Annex I of the Agreement, as amended by this Amendment.

(ii)Section 2.10(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(a)    The US Borrower may, at any time prior to the Revolving Credit Maturity Date, request that (a) the current Lenders increase their Revolving Credit Commitment Amounts or (b) one or more Increase Additional Lenders join this Agreement and provide a Revolving Credit Commitment hereunder, provided that, (x) no Default or Event of Default has occurred and is continuing (or shall occur as a result of the requested increase), (y) Borrowers shall be in pro forma compliance with all covenants set forth in this Agreement (both before and after giving effect to such proposed increase) and (z) except with respect to the Temporary Increase, the US Borrower shall have provided to Agent satisfactory evidence that, both immediately before and after giving pro forma effect to the proposed increase (including any transactions to be consummated utilizing proceeds of the increase), the Total Leverage Ratio shall not exceed 2.75:1.00 and the Debt Service Coverage Ratio shall not be less than 1.30:1.00."
(iii)Section 2.10(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(b)    The increases in the Revolving Credit Commitment Amount pursuant to this Section 2.10 (together with the original principal amount of any Incremental Term Loans made on or before the date of such increase pursuant to Section 3.10 hereof) shall not be more than Ten Million and 00/100 Dollars ($10,000,000) and the minimum amount of any increase in the Revolving Credit Commitment Amounts (other than the Temporary Increase) shall be Five Million and 00/100 Dollars ($5,000,000.00)."
(c)Borrowing Base Deliverables. Section 6.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(a)    Borrowing Base Certificate executed by a Responsible Officer of the US Borrower, together with supporting accounts receivable and payable agings, perpetual inventory report, all in form and detail satisfactory to Agent, to be delivered (i) on the Tuesday of each week with respect to the week ending on the immediately preceding Friday, until and including the week ended as of the last Friday in the month in which the Reduction Date occurs, and (ii) within thirty (30) days after and as of the most recent month-end (or more frequently as reasonably requested by the Agent or the Lenders), commencing with the month ended as of October 31, 2018;"

(d)ECF Payment. Borrowers hereby agree to pay to Agent no later than September 21, 2018, an amount equal to $1,162,477.00, constituting 25% of the Excess Cash Flow for the 2017 Fiscal Year (the "2017 ECF Payment"), for application on a pro rata basis to the principal installments due and owing on the September 30, 2018 Quarterly Payment Date for the CA Term Loan and Domestic Term Loans (the "Q3 2018 Quarterly Payment"), notwithstanding the terms to the contrary in Section 3.9(d) of the Agreement. In the event that the 2017 ECF Payment is greater than the Q3 2018 Quarterly Payment, then such excess will be applied in accordance with Section 3.9(d) of the Agreement. Failure to make the payment described in this clause (b) within the time set forth above shall constitute an Event of Default under the Agreement and the other Loan Documents.

(e)Replacement Schedule. Schedule 1.2 to the Agreement is hereby replaced with Annex I attached to this Amendment. For purposes of clarification, each reference to "Annex I" in the Agreement and other Loan Documents shall be deemed a reference to Annex I attached to this Amendment.

(f)Post-Closing Requirement Withing five (5) Business Days of the Fifth Amendment Effective Date, the Borrowers shall deliver to the Agent, fully executed secretary's certificates and authorizing resolutions for each Borrower and each Guarantor, in form and content satisfactory to Agent, in its sole discretion.

3.Representations and Warranties. Each Borrower represents, warrants, and agrees that:

(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon delivery to Agent of (i) all executed counterparts hereto, (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A, and promissory notes for each of the Increasing Lenders, evidencing the Temporary Increase, all in form and content satisfactory to Agent, (iii) payment to Agent for distribution to Lenders executing this Amendment in accordance with their Percentages (prior to giving effect to the Temporary Increase) of an amendment fee in the aggregate amount of seven and one-half basis points (7.5 bps) of the sum of the Revolving Credit Aggregate Commitment (prior to giving effect to the Temporary Increase) and the outstanding principal balance of all Amortizing Loans as of the date hereof, which fee is deemed fully earned on the date hereof and not refundable under any circumstance, and (iv) payment to the Agent for the sole accounts of the Agent and the Increasing Lenders, a fee as provided in the supplement to Agent's Fee Letter to be executed in connection with this Amendment.

(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

(d)No Default or Event of Default has occurred under the Agreement or any other Loan Document, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a Default or Event of Default.

4.No Waiver. The Borrowers hereby acknowledge and agree that no delay or failure of the Agent or the Lenders in exercising any right, remedy, power or privilege under the Agreement or the Loan Documents shall affect that right, remedy, power or privilege. No delay or failure of the Agent or Lenders to demand strict adherence to the terms of the Agreement or the other Loan Documents, shall be deemed to constitute a course of conduct inconsistent with the Agent's and Lenders' rights at any time, before or after the occurrence of any Event of Default, to prospectively demand strict adherence to the terms of the Agreement and the other Loan Documents.

5.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.

6.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.

8.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

9.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Agreement, the Loan Documents and/or the Indebtedness.

10.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

11.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

[Signatures on following page]

This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
Dan Zinser
Its:    Vice President

FIFTH THIRD BANK,
as Lender

By:
Margaret Sigler
Its:    Vice President

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Fifth Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Flagstar Bank, FSB, in its capacity as a "Lender", and Fifth Third Bank, in its capacity as a "Lender", executed in connection with the Credit Agreement dated as of April 29, 2016 among Borrowers, Lenders and the Agent, as amended (the "Agreement"), and (ii) ratifies and affirms its Continuing Agreement of Guaranty and Suretyship dated as of April 29, 2016 (the "Guaranty"), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement and as amended by this Amendment) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the 20th day of September, 2018.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.
UNIQUE-PRESCOTECH, INC.
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:
    Thomas Tekiele, Secretary of each of
    the above entities

Annex I
Percentages and Allocations
Part A - Existing Allocations

Lenders	Revolving Credit and Letter of Credit Percentage	Revolving Credit Commitment Amount	US Term Loan Percentage	US Term Loan Allocations	US Term Loan II Percentage	US Term Loan II Allocations	CA Term Loan Percentage	CA Term Loan Allocations
Citizens Bank, National Association	52%	$15,600,000.00	52%	$8,840,000.00	52%	$2,080,000.00	52%	$7,800,000.00
Flagstar Bank, FSB	24%	$7,200,000.00	24%	$4,080,000.00	24%	$960,000.00	24%	$3,600,000.00
Fifth Third Bank	24%	$7,200,000.00	24%	$4,080,000.00	24%	$960,000.00	24%	$3,600,000.00
TOTALS:	100%	$30,000,000.00	100%	$17,000,000.00	100%	$4,000,000.00	100%	$15,000,000.00

Part B- Allocations after Temporary Increase

Lenders	Revolving Credit and Letter of Credit Percentage	Total Revolving Credit Commitment Amount	US Term Loan Percentage	US Term Loan Allocations	US Term Loan II Percentage	US Term Loan II Allocations	CA Term Loan Percentage	CA Term Loan Allocations
Citizens Bank, National Association	51.85%	$16,850,000.00	52%	$8,840,000.00	52%	$2,080,000.00	52%	$7,800,000.00
Flagstar Bank, FSB	26%	$8,450,000.00	24%	$4,080,000.00	24%	$960,000.00	24%	$3,600,000.00
Fifth Third Bank	22.15%	$7,200,000.00	24%	$4,080,000.00	24%	$960,000.00	24%	$3,600,000.00
TOTALS:	100%	$32,500,000.00	100%	$17,000,000.00	100%	$4,000,000.00	100%	$15,000,000.00